EXHIBIT 99.1

VisionWave Holdings Signs Non-Binding Letter of Intent to Acquire Controlling Interest in Ukrainian Unmanned Systems Technology Company EPSERVICE

Proposed $7 million all-cash acquisition of a 51% interest in the Ukrainian developer of the ICMM mothership drone control system; transaction subject to due diligence, a live flight demonstration in Ukraine, a definitive agreement, Board approval and regulatory conditions

WEST HOLLYWOOD, CA — November 12, 2026 — VisionWave Holdings, Inc. (Nasdaq: VWAV) (“VisionWave” or the “Company”), a technology company focused on advanced defense, autonomous systems and related technologies, today announced that it has entered into a non-binding Letter of Intent (“LOI”) with EUROPOSTACHSERVICE LLC (“EPSERVICE”), a Ukrainian limited liability company engaged in the development and integration of unmanned aerial systems, and Metal Machinery Components Trading – FZCO (“MMC”), a Dubai free zone company that holds 51% of EPSERVICE, regarding the proposed acquisition by VisionWave of MMC’s 51% participatory interest in the charter capital of EPSERVICE.

If completed, the proposed transaction would give VisionWave a majority equity interest in a Ukrainian company developing integrated unmanned aerial vehicles, carrier-based drone systems and related control and communications technologies. EPSERVICE’s technology would remain owned by EPSERVICE and located in Ukraine, and any transfer of controlled technology to VisionWave or outside Ukraine would require authorization from the State Service of Export Control of Ukraine, which has not been sought or obtained.

ICMM: An Airborne Platform for Integrated Drone Operations

According to EPSERVICE, at the center of EPSERVICE’s technology portfolio is its ICMM ([Intelligent Control Module for Motherships]) system, an architecture designed to enable a larger unmanned aircraft, commonly referred to as a “mothership,” to carry and coordinate smaller first-person-view (FPV) drones.

EPSERVICE states that the platform combines carrier aircraft technology, onboard electronics, flight-control software, communications systems and FPV drone integration into a coordinated unmanned aerial system.

According to EPSERVICE management, its current configuration supports one carrier aircraft and one FPV drone simultaneously. EPSERVICE states that the underlying architecture was designed with scalability for additional sub-drones, subject to mission requirements and further technical validation.

EPSERVICE states that the carrier platform is designed around reusable composite aircraft construction and electric propulsion, with integrated reconnaissance and communications capabilities.

EPSERVICE has provided VisionWave with flight test video evidence and reports that the platform has undergone flight testing in Ukraine. VisionWave has not independently verified these statements and intends to conduct technical due diligence in Ukraine, including a live flight demonstration of the ICMM system, before entering into a definitive agreement.

Image: ICMM carrier and FPV drone integration (image provided by EPSERVICE)

Advanced Communications, Autonomy and Engineering

According to EPSERVICE, its development activities also include technologies associated with:

•	Integrated unmanned aircraft control: Hardware and software designed to coordinate carrier aircraft and smaller drones.

•	Protected communications: Communications architectures intended to improve operational continuity in challenging electromagnetic environments.

•	Autonomous navigation: Flight-control software supporting waypoint-based aircraft navigation and mission execution.

•	Reusable electric aircraft: Composite unmanned platforms designed for repeated operation.

These capabilities are at different stages of development and validation. All descriptions of EPSERVICE and its technology in this press release are based on information provided by EPSERVICE management, have not been independently verified by VisionWave, and remain subject to VisionWave’s due diligence.

Image: EPSERVICE carrier aircraft during field testing (image provided by EPSERVICE)

Proposed Transaction

Under the LOI, VisionWave proposes to acquire MMC’s entire 51% participatory interest in EPSERVICE for $7 million in cash, payable to MMC in a single installment 90 days following closing. No portion of the purchase price would be paid to EPSERVICE. The proposed acquisition does not involve the issuance of VisionWave common stock, preferred stock, warrants or other equity securities. VisionWave expects to fund the purchase price from the proceeds of future financing transactions, which have not been arranged.

Following completion, VisionWave would hold a majority interest in EPSERVICE, while the existing participants of EPSERVICE other than MMC would retain the remaining 49%. VisionWave would have the right to appoint the director of EPSERVICE in accordance with EPSERVICE’s charter and Ukrainian law.

Under the LOI, EPSERVICE would continue to own its intellectual property, and nothing in the LOI requires any transfer of EPSERVICE’s technology to VisionWave or outside Ukraine. EPSERVICE’s technology is subject to Ukrainian export control, including the special regime in effect during martial law. Closing would not be conditioned on any authorization from the State Service of Export Control of Ukraine, and following closing no controlled technology, software, technical documentation or technical assistance could be transferred to VisionWave, its affiliates or outside Ukraine without that authorization. There can be no assurance that any such authorization will be obtained, and VisionWave’s ability to use or commercialize EPSERVICE’s technology outside Ukraine will depend on it.

The LOI is non-binding with respect to the proposed acquisition, other than customary exclusivity, confidentiality, expense and governing-law provisions. Execution of a definitive agreement and closing are subject to, among other things, satisfactory completion of legal, financial and technical due diligence; confirmation of EPSERVICE’s ownership of its intellectual property; sanctions screening; a satisfactory live flight demonstration of the ICMM system in Ukraine; receipt of required regulatory approvals; and approval by VisionWave’s Board of Directors. The LOI contemplates execution of a definitive agreement within 45 days and closing within 30 days thereafter, and in no event later than 120 days after the date of the LOI. There can be no assurance that a definitive agreement will be executed or that the proposed transaction will be completed on these terms, on this timeline or at all.

Strategic Rationale

VisionWave believes the proposed investment could complement its broader strategy of developing and integrating advanced autonomous systems, software and defense-related technologies.

The Company sees potential long-term opportunities in combining EPSERVICE’s engineering experience with VisionWave’s existing technology development and integration initiatives, subject to receipt of Ukrainian export-control and other regulatory authorizations and successful completion of the transaction.

About EPSERVICE

EUROPOSTACHSERVICE LLC, operating as EPSERVICE, is a privately held Ukrainian company engaged in the development and integration of unmanned systems technology. Its principal technology platform is ICMM, a carrier-based unmanned aerial system integrating flight-control electronics, FPV drone control, software, firmware and communications technology.

About VisionWave Holdings, Inc.

VisionWave Holdings, Inc. (Nasdaq: VWAV) is a technology company developing dual-use unmanned systems, autonomous capabilities, and advanced sensing solutions for defense, security, and commercial applications. Its portfolio includes the VARAN unmanned ground vehicle (UGV) platform and a suite of unmanned aerial vehicles (UAVs) and drone solutions, supported by sensing, perception, and autonomy technologies. Through technology development and strategic partnerships, VisionWave aims to deliver integrated ground and aerial systems that enhance situational awareness, support operational missions, and reduce personnel exposure to risk across military and civilian environments. For more information, visit https://www.vwav.inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the proposed acquisition of an interest in EPSERVICE, the anticipated benefits of the transaction, the capabilities and future development of EPSERVICE’s technology, potential strategic opportunities, the funding of the purchase price, export-control and other regulatory approvals, the timing of a definitive agreement and closing, and the Company’s future plans.

Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Such risks include the possibility that the parties will not execute a definitive agreement or complete the proposed transaction on the terms described, on a timely basis or at all; the inability to satisfy closing conditions, including the live flight demonstration and sanctions screening; the results of technical, financial or legal due diligence; the risk that Ukrainian export-control authorizations necessary to access, use or commercialize EPSERVICE’s technology outside Ukraine are delayed, limited or not obtained; the effects of the ongoing armed conflict and martial law in Ukraine on EPSERVICE’s operations, personnel and assets; currency-control and other restrictions on the repatriation of funds from Ukraine; the rights of the other participants in EPSERVICE under Ukrainian law and EPSERVICE’s charter; uncertainty regarding the commercialization, performance and intellectual property protection of EPSERVICE’s technologies; the availability of financing to fund the purchase price; and other risks described under “Risk Factors” in VisionWave’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and in VisionWave’s other filings with the Securities and Exchange Commission.

VisionWave undertakes no obligation to update forward-looking statements except as required by applicable law.

Contact for Investors: investors@vwav.inc